UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  March 28, 2017

DEPOMED, INC.

(Exact name of registrant as specified in its charter)

California	001-13111	94-3229046
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7999 Gateway Blvd., Suite 300, Newark, California 94560
(Address of principal executive offices) (Zip Code)

(510) 744-8000
(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01              Entry into a Material Definitive Agreement

On March 28, 2017, Depomed, Inc. (the “Company”) entered into a Cooperation and Support Agreement (the “Cooperation Agreement”) with Starboard Value LP and certain of its affiliates signatory thereto (collectively, “Starboard”). Starboard currently has a beneficial ownership interest in shares of common stock of the Company (the “Common Stock”) totaling approximately 8.8% of the Common Stock issued and outstanding on the date hereof.

The Company and Starboard have engaged in various constructive discussions and communications concerning the Company’s business, financial performance, governance and strategic plans, and based on, among other things, such discussions and communications the Board of Directors of the Company (the “Board”) determined that it is in the best interests of all Company shareholders (i) to implement certain changes to the governance of the Company and (ii) to have Starboard’s support and cooperation as a large shareholder of the Company in connection with the implementation of certain of those changes and other matters related therewith, as provided in the Cooperation Agreement.

Among other things, the Cooperation Agreement reflects that as of its execution the directors on the Company’s Board are Ms. Karen Dawes, Mr. James Fogarty, Mr. Arthur Higgins, Mr. William McKee, Mr. Gavin Molinelli, Mr. Louis Lavigne, Mr. Robert Savage, Mr. Peter Staple and Mr. James Tyree, and Starboard agrees to vote their shares of Common Stock for the election of the foregoing directors at the Company’s 2017 Annual Meeting of Shareholders.

To enhance the cooperation between the parties, the Cooperation Agreement also includes certain standstill commitments by Starboard, until the date that is 15 business days prior to the deadline for the submission of shareholder nominations for the Company’s 2018 Annual Meeting of Shareholders.

The description of the Cooperation Agreement contained herein is qualified in its entirety by reference to the full text of the Cooperation Agreement, a copy of which is filed as Exhibit 10.1 and is incorporated herein by reference.

Item 5.02              Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of James Schoeneck as Chief Executive Officer

On March 28, 2017, the Company announced the resignation of James Schoeneck as President and Chief Executive Officer of the Company and as a Director on the Board.  The Company and Mr. Schoeneck entered into a Waiver and Release Agreement (the “Waiver and Release Agreement”) in connection with Mr. Schoeneck’s resignation. Mr. Schoeneck’s resignation is not due to a disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

Under the terms of the Waiver and Release Agreement, the Company has agreed to pay Mr. Schoeneck (i) $825,000, which is equal to 12 months of his current base salary, payable in equal installments in accordance with the Company’s ordinary payroll practices, (ii) the full cost of the health insurance benefits provided to Mr. Schoeneck, his spouse and dependents, as applicable, pursuant to the terms of the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (“COBRA”) or other applicable law through the earlier of (a) the end of the 12 month period following the date of the Waiver and Release Agreement or (b) the date on which Mr. Schoeneck is no longer eligible for such COBRA or other benefits under applicable law and (iii) up to six months of documented, bona fide, outplacement services not to exceed $5,000 per month.  Pursuant to the Waiver and Release Agreement Mr. Schoeneck has agreed to forfeit all of his outstanding stock options (whether vested or unvested) and unvested restricted stock units granted to him under the Company’s equity compensation plans (as in effect from time to time). The Waiver and Release Agreement also includes a standard a non-disparagement covenant, confidentiality covenant, as well as a release of claims.

The foregoing description of the Waiver and Release Agreement is qualified in its entirety by reference to the full text of the agreement, which will be filed as an exhibit to the Company’s Form 10-Q for the quarterly period ending March 31, 2017.

Appointment of Arthur Higgins as Chief Executive Officer

On March 28, 2017, the Company entered into a letter agreement (the “Offer Letter”) with Arthur Higgins pursuant to which Mr. Higgins has agreed to serve as President and Chief Executive Officer of the Company, effective immediately.  In addition, the Board has appointed Mr. Higgins to the Board to fill the vacancy created by Mr. Schoeneck’s resignation, effective immediately. Mr. Higgins will serve as the Company’s principal executive officer replacing Mr. Schoeneck in such capacity.

Arthur Higgins, 61, serves as a Senior Advisor to Blackstone Healthcare Partners, the dedicated healthcare team of The Blackstone Group, where he focuses on product-based healthcare acquisitions.  Prior to joining The Blackstone Group in 2010, Mr. Higgins served as Chairman of the Board of Management of Bayer HealthCare AG (“Bayer HealthCare”), a developer and manufacturer of human and animal health products, and Chairman of the Bayer HealthCare Executive Committee. Prior to joining Bayer HealthCare in 2004, Mr. Higgins served as Chairman, President and Chief Executive Officer of Enzon Pharmaceuticals, Inc. (“Enzon”) from 2001 to 2004. Prior to joining Enzon, Mr. Higgins spent 14 years with Abbott Laboratories, most recently as President of the Pharmaceutical Products Division from 1998 to 2001. He is a past member of the Board of Directors of the Pharmaceutical Research and Manufacturers of America (PhRMA), of the Council of the International Federation of Pharmaceutical Manufacturers and Associations (IFPMA) and President of the European Federation of Pharmaceutical Industries and Associations (EFPIA). Mr. Higgins is a Director of Ecolab, Inc. and Zimmer Holdings, Inc and Endo International plc (which he has agreed to resign from on or before March 31, 2017).

The Offer Letter provides Mr. Higgins with an annual base salary of $800,000 and an annual target cash bonus of 100% of his base salary.  The Offer Letter also provides that the Company will grant Mr. Higgins stock options that vest over a four-year period with a value of $1.75 million and restricted stock units that vest over a four-year period with a value of $1.75 million.  The Company will grant such equity awards under its current equity compensation plan. In addition, the Company will reimburse Mr. Higgins for reasonable out-of-pocket relocation expenses incurred by Mr. Higgins in connection with his relocation to the San Francisco Bay Area so long as he relocates within 12 months of his start date.

Mr. Higgins also entered into the Company’s Management Continuity Agreement (the “Management Continuity Agreement”), which provides, among other things, change in control severance benefits in the event Mr. Higgins’ employment is terminated by the Company other than for cause, death or disability or by him for good reason (in each case, as defined in the Management Continuity Agreement), in each case in connection with, or within the period beginning (a) 90 days prior to the effective date of a change in control of the Company and ending (b) 24 months following the effective date of a change in control of the Company.  Upon such a qualifying termination of employment, Mr. Higgins will be eligible to receive the following payments and benefits: (i) all outstanding equity awards held by Mr. Higgins will vest and, if applicable, become exercisable, and any restrictions on stock or other equity awards made to Mr. Higgins will lapse; (ii) a lump-sum cash severance payment equal to two times the higher of (x) the base salary Mr. Higgins was receiving immediately prior to the change in control or (y) the base salary Mr. Higgins was receiving immediately prior to the qualifying termination; (iii) a lump-sum cash severance payment equal to two times Mr. Higgins’ target annual bonus; (iv) continuation of payment by the Company of the full cost of health insurance benefits provided to Mr. Higgins immediately prior to the change of control through the earlier of the end of the 24-month period following the qualifying termination or until he is no longer eligible for such benefits under applicable law; and (v) up to three (3) months of outplacement services not to exceed $5,000 per month.

The Management Continuity Agreement further provides, among other things, that in the event Mr. Higgins’ employment is terminated by the Company other than for cause, death or disability or by him for good reason (in each case not in connection with a change in control), Mr. Higgins will receive (i) three months of base salary, continued health coverage and equity vesting if the termination is prior to July 1, 2017; (ii) six months of base salary, continued health coverage and equity vesting if the termination is on or after July 1, 2017 and before October 1, 2017; (iii) nine months of base salary, continued health coverage and equity vesting if the termination is on or after October 1, 2017 and before January 1, 2018, and (iv) 18 months of base salary, continued health coverage and equity vesting if the termination is on or after January 1, 2018.

There is no arrangement or understanding between Mr. Higgins and any other persons pursuant to which Mr. Higgins was selected as an officer. There are no family relationships between Mr. Higgins and any director or executive officer of the Company and no transactions involving Mr. Higgins that would require disclosure under Item 404(a) of Regulation S-K.

The foregoing descriptions of the Offer Letter and the Management Continuity Agreement are qualified in their entirety by reference to the full text of the agreements, which will be filed as exhibits to the Company’s Form 10-Q for the quarterly period ending March 31, 2017.

Resignation of Samuel Saks and David Zenoff from the Board

On March 28, 2017, each of Dr. Samuel Saks, M.D and Mr. David Zenoff, D.B.A. resigned as directors on the Board, effective immediately. Neither Dr. Saks’s nor Mr. Zenoff’s resignation is due to a disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

Appointment of Gavin Molinelli and William McKee to the Board

On March 28, 2017, the Board appointed Mr. Gavin Molinelli and Mr. William McKee to the Board.

Mr. Molinelli, 33, is a Partner of Starboard Value LP. Prior to Starboard’s formation in 2011, as part of the spin-off, Mr. Molinelli was a Director and an Investment Analyst at Ramius LLC for the funds that comprised the Value and Opportunity investment platform. Prior to joining Ramius in October 2006, Mr. Molinelli was an analyst in the Technology Investment Banking group at Banc of America Securities LLC. Mr. Molinelli was formerly on the board of Wausau Paper Corp and Actel Corp. Mr. Molinelli received a B.A. in Economics from Washington and Lee University.

Mr. McKee, 55, currently serves as the Chief Executive Officer of MBJC Associates, LLC, a business consulting firm. Mr. McKee served as Chief Operating Officer and Chief Financial Officer for EKR Therapeutics, Inc. (“EKR”), from July 2010 until June 2012 when EKR was sold to Cornerstone Therapeutics Inc. Until March 2010, Mr. McKee served as the Executive Vice President, Chief Financial Officer and Treasurer of Barr Pharmaceuticals, LLC, a subsidiary of Teva Pharmaceutical Industries Limited (“Teva”), and the successor entity to Barr Pharmaceuticals, Inc. (“Barr”), an NYSE listed company, which was acquired by Teva in December 2008. Mr. McKee was also Executive Vice President and Chief Financial Officer of Barr prior to its acquisition by Teva, after having served in positions of increasing responsibility at Barr from 1995 until its acquisition. Prior to joining Barr, Mr. McKee served as Director of International Operations and Vice President-Finance at Absolute Entertainment, Inc. from June 1993 until December 1994. From 1990 until June 1993, Mr. McKee worked at Gramkow & Carnevale, CPA’s, and from 1983 until 1990, he worked at Deloitte & Touche.  Mr. McKee received his Bachelor of Business Administration degree from the University of Notre Dame.  Mr. McKee currently serves as a director of Cerulean Pharma Inc. and Agile Therapeutics, Inc. and previously served on the board of directors of Auxilium Pharmaceuticals, Inc.

Other than as described in Item 1.01 above and this Item 5.02, there are no arrangements or understandings between Messrs. Higgins, McKee and Molinelli and any other persons pursuant to which they were selected as directors.

In connection with service on the Board, each of Messrs. McKee and Molinelli is entitled to receive the compensation and equity awards applicable to all of the Company’s non-employee directors, as more particularly described in the Company’s Non-Employee Director Compensation and Grant Policy (the “Policy”), filed as Exhibit 99.2 to the Company’s Current Report on Form 8-K filed with the Securities Exchange Commission on May 23, 2014, and summarized in the Company’s 2016 proxy statement filed with the Securities and Exchange Commission on April 14, 2016.  In accordance with the Policy, in connection with initial appointment to the Board, each of Messrs. McKee and Molinelli received an automatic grant of an option having a value equal to $180,000 (calculated using the Black-Scholes Valuation method based on assumptions consistent with the methodology used in the Company’s financial statements and with an exercise price equal to the Fair Market Value (as defined in the 2014 Plan) of the Company’s common stock as of the date of grant) that vests in 36 equal monthly installments.  Each of Messrs. McKee and Molinelli will also receive the cash compensation and annual equity awards payable to non-employee directors pursuant to the Policy.  The Company also intends to enter into its standard form of indemnification agreement with each of Messrs. McKee and Molinelli.

There are no transactions involving neither Mr. McKee nor Mr. Molinelli that would require disclosure under Item 404(a) of Regulation S-K.

Appointments to Board Committees

On March 28, 2017, the Board appointed Mr. Lavigne (Chairman), Ms. Dawes, Mr. Staple and Mr. Tyree to comprise the Audit Committee of the Board.

On March 28, 2017, the Board appointed Mr. Savage (Chairman), Mr. McKee, Mr. Molinelli and Mr. Staple to comprise the Compensation Committee of the Board.

On March 28, 2017, the Board appointed Mr. Molinelli (Chairman), Mr. Lavigne, Mr. McKee and Mr. Savage to comprise the Nominating and Corporate Governance Committee of the Board.

Appointment of James Fogarty as Chairman of the Board

On March 28, 2017, Mr. Peter Staple resigned as independent Chairman of the Board and Mr. James Fogarty was appointed independent Chairman of the Board. Mr. Staple will continue to serve as a director on the Board.

Item 8.01              Other Events

On March 28, 2017, the Company issued a press release announcing certain of the matters described in this Current Report on Form 8-K.  A copy of this press release is attached hereto as Exhibit 99.1 and is incorporated by reference.

Item 9.01              Financial Statements and Exhibits

(d)           The following exhibits are filed as a part of this Report.

Exhibit No.	Description
10.1	Cooperation and Support Agreement, dated March 28, 2017, by and among Depomed, Inc., on the one hand and Starboard Value LP and certain of its affiliates signatory thereto, on the other hand.

99.1	Press Release, dated March 28, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DEPOMED, INC.
Date: March 29, 2017
/s/ Matthew M. Gosling
Matthew M. Gosling
Chief Legal Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Cooperation and Support Agreement, dated March 28, 2017, by and among Depomed, Inc., on the one hand and Starboard Value LP and certain of its affiliates signatory thereto, on the other hand.

99.1	Press Release, dated March 28, 2017.